Exhibit 4.2

AMENDMENT NO. 4 TO
RECEIVABLES PURCHASE AND CONTRIBUTION AGREEMENT

THIS AMENDMENT NO. 4 TO RECEIVABLES PURCHASE AND CONTRIBUTION AGREEMENT, dated as of May 31, 2007 (this ‘‘Amendment’’), is between CDF Funding, Inc., a Delaware corporation, as seller (the ‘‘Seller’’), and GE Dealer Floorplan Master Note Trust, a statutory trust organized under the laws of the State of Delaware, as buyer (the ‘‘Buyer’’).

BACKGROUND

The parties hereto are parties to a receivables purchase and contribution agreement, dated as of August 12, 2004 (as amended, modified or supplemented, the ‘‘Receivables Purchase and Contribution Agreement’’) between the Seller and the Buyer; and

the parties hereto desire to amend the Receivables Purchase and Contribution Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.    Definitions.    Capitalized terms defined in the Receivables Purchase and Contribution Agreement and used but not otherwise defined herein have the meanings given to them in the Receivables Purchase and Contribution Agreement.

SECTION 2.    RAC Accounts.    Section 1 of the Receivables Purchase and Contribution Agreement is hereby amended by adding the following definition thereto in appropriate alphabetical order:

‘‘ ‘‘RAC Accounts’’ means Additional Accounts as to which the Rating Agency Condition has been satisfied in connection with the designation of such Accounts as Additional Accounts.’’

SECTION 3.    Subsection 2.6(a).    Subsection 2.6(a)(i) of the Receivables Purchase and Contribution Agreement is hereby amended to read in its entirety as follows:

‘‘(a)    Additional Accounts.    (i) From time to time, Seller may designate additional Eligible Accounts (‘‘Additional Accounts’’) to be included as Accounts, so long as the following limits are not exceeded:

(A)	during the calendar quarter in which such Eligible Accounts are added as Accounts, the number of new Accounts (excluding RAC Accounts) designated pursuant to this sentence for Dealers that are financing Products of the type already being financed by an Originator and that are purchasing such Products from Manufacturers with which an Originator has an existing business arrangement, does not exceed seven and one-half percent (7.5%) of the number of all Accounts as of the end of the preceding calendar quarter,

(B)	during the twelve (12) months ending at the beginning of such calendar quarter, the number of new Accounts (excluding RAC Accounts) designated pursuant to this sentence does not exceed fifteen percent (15%) of the number of all Accounts as of the beginning of such twelve (12) month period,

(C)	during the calendar quarter in which such Eligible Accounts are added as Accounts, the outstanding balance of the Principal Receivables in new Accounts (excluding RAC Accounts) designated pursuant to this sentence, measured in the case of a new Account as of the effective date of such designation, does not exceed seven and one-half percent (7.5%) of the Combined Outstanding Principal Balances (as such term is defined in the Indenture) as of the end of the preceding calendar quarter, and

(D)	during the twelve (12) months ending at the beginning of such calendar quarter, the outstanding balance of the Principal Receivables in new Accounts (excluding RAC

Accounts) designated pursuant to this sentence, measured in the case of a new Account as of the effective date of such designation, does not exceed fifteen percent (15%) of the Combined Outstanding Principal Balances (as such term is defined in the Indenture) as of the beginning of such twelve (12) month period.’’

SECTION 4.    Representations and Warranties.    In order to induce the parties hereto to enter into this Amendment, each of the parties hereto represents and warrants unto the other parties hereto as set forth in this Section 4:

(a)    Due Authorization, Non Contravention, etc.    The execution, delivery and performance by such party of the Amendment are within its powers, have been duly authorized by all necessary action, and do not (i) contravene its organizational documents; or (ii) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting it; and

(b)    Validity, etc.    This Amendment constitutes the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and general equitable principles.

SECTION 5.    Binding Effect; Ratification.

(a)    This Amendment shall become effective, as of the date first set forth above, when counterparts hereof shall have been executed and delivered by the parties hereto, and thereafter shall be binding on the parties hereto and their respective successors and assigns.

(b)    The Receivables Purchase and Contribution Agreement, as amended hereby, remains in full force and effect. Any reference to the Receivables Purchase and Contribution Agreement from and after the date hereof shall be deemed to refer to the Receivables Purchase and Contribution Agreement as amended hereby, unless otherwise expressly stated.

(c)    Except as expressly amended hereby, the Receivables Purchase and Contribution Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

SECTION 6.    Miscellaneous.

(a)    THIS AMENDMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(b)    EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIM OR DISPUTES BETWEEN THEM PERTAINING TO THIS AMENDMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AMENDMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEAL FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 7.1 OF THE RECEIVABLES PURCHASE AND CONTRIBUTION AGREEMENT AND

THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c)    BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(d)    Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment or any provision hereof.

(e)    This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(f)    Executed counterparts of this Amendment may be delivered electronically.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

CDF FUNDING, INC., as the Seller
By: /s/ John E. Peak Name: John E. Peak Title: Vice President
GE DEALER FLOORPLAN MASTER NOTE TRUST, as the Buyer
By: The Bank of New York (Delaware), not in its individual capacity, but solely as the Trustee on behalf of the Buyer
By: /s/ Kristine K. Gullo Name: Kristine K. Gullo Title: Vice President